UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 15, 2014
Date of Report (Date of earliest event reported)
EPICOR SOFTWARE CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	333-178959	45‑1478440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
804 Las Cimas Parkway Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)
(512) 328-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
   ☐Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
   ☐Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On December 15, 2014, the Audit Committee of the Board of Directors (the "Audit Committee") of Epicor Software Corporation (the "Company") concluded, after review and discussion with management and the Company's independent registered public accounting firm, Ernst & Young, LLP (“EY”), that the financial statements contained in the Company's Annual Reports on Form 10-K for the fiscal years ended on September 30, 2013 and September 30, 2012, and Quarterly Reports on Form 10-Q for the three months ended December 31, 2013, the three and six months ended March 31, 2014 and the three and nine months ended June 30, 2014 should no longer be relied upon due to the combined effect of financial statement errors attributable to the Company’s financial reporting for income taxes that the Audit Committee believes are material. In particular, material errors occurred related to the reconciliation of income tax payable balances, accounting for uncertain tax positions and the impact of amending pre-acquisition legacy Epicor Software Corporation tax returns for our post-acquisition periods. These errors do not impact previously reported revenues, pre-tax income or EBITDA.
In connection with management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of September 30, 2014, management, in consultation with the Audit Committee, has identified a material weakness in the Company’s internal control over financial reporting for income taxes. Specifically, the Company determined that the Company’s processes, procedures and controls related to financial reporting were not effective to ensure that amounts related to current taxes payable, certain deferred tax assets and liabilities, reserves for uncertain tax positions, the current and deferred income tax expense and related footnote disclosures were accurate. Management is continuing to assess the effect of the restatement on the Company's internal control over financial reporting and disclosure controls and procedures and expects to report its conclusions regarding the Company's internal control over income tax, financial reporting and the effectiveness of its disclosure controls and procedures in the 2014 Form 10-K.
The Company intends to file restated financial statements for fiscal 2012 and 2013 in the Company's Annual Report on Form 10-K for the year ended September 30, 2014 (the "2014 Form 10-K"). The 2014 Form 10-K will also include restatements to the fiscal 2013 and 2014 quarterly financial statements previously filed. In addition, the Company intends to restate fiscal 2014 quarterly financial statements and data in its fiscal 2015 quarterly filings, as necessary. Based on the information regarding prior years that the Company intends to include in its 2014 Form 10-K, the Company does not intend to file amendments to its 2013 or 2012 Form 10-K’s.
At this time, the Company expects to complete its review and procedures regarding the matters described above and will file the 2014 10-K no later than its filing deadline of December 29, 2014. However, there can be no assurance that the process will be completed at that time, or that no additional adjustments will be identified.
The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with Ernst & Young, LLP.
FORWARD-LOOKING STATEMENTS
Certain statements made in this Form 8-K are forward-looking statements, including, without limitation, statements regarding the expected impact of the identified errors on the Company’s previously issued consolidated financial statements, the manner in which the Company will effect the restatements in its filings with the SEC and the anticipated timing of the filing with the SEC of the 2014 Form 10-K (collectively, the “SEC Filings”). In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include risks that the completion and filing of the SEC Filings will take longer than anticipated, and that prior to making the SEC Filings the Company will identify additional issues or considerations that relate to such filings, such as additional errors in the Company’s accounting practices that would require adjustments to the Company’s previously issued financial statements. Factors that may cause future results to differ materially from our current expectations also include those identified in our Annual Report on Form 10-K for the year ended September 30, 2013 and in our other filings with the SEC. There can be no assurance that the final impact of the restatement and the effect of the changes in our accounting practices will not differ materially from our expectations as described herein or that any other information set forth herein regarding the restatement will not change materially before we complete the filing of our restated consolidated financial statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: December 16, 2014

By: /s/ John D. Ireland
John D. Ireland
Senior Vice President and General Counsel